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                                                                    Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-126380 on Form F-3 of our report dated February 4, 2005 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the reconciliation to accounting principles generally accepted in the United States of America and the convenience translation of New Taiwan Dollar amounts into U.S. dollars amounts) relating to the financial statements of Taiwan Semiconductor Manufacturing Company Limited appearing in the Annual Report of Form 20-F of Taiwan Semiconductor Manufacturing Company Limited for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Deloitte & Touche
Taipei, Taiwan
The Republic of China

July 26, 2005